Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-168877, No. 333-167327, No. 333-166062 and No. 333-175992) and Form S-3 (No. 333-174629) of Pernix Therapeutics Holdings, Inc. of our report dated January 31, 2012, except for Note 13 as to which the date is December 31, 2012, relating to the audited consolidated financial statements of Cypress Pharmaceuticals, Inc., as of and for the years ended December 31, 2011 and 2010, which appears in this Form 8-K as Exhibit 99.1.

/s/ HORNE LLP

Ridgeland, Mississippi

January 4, 2013